Exhibit 99.1

MGC Diagnostics Corporation 350 Oak Grove Parkway Saint Paul, MN 55127 Telephone: (651) 484-4874 Facsimile: (651) 484-4826

FOR IMMEDIATE RELEASE

MGC Diagnostics Corporation Announces

Executive Management Changes

CEO Resigns to Accept New Opportunity;

Company Promotes Three Executives Under Succession Plan

SAINT PAUL, MN (May 20, 2014) — The Board of Directors of MGC Diagnostics Corporation (NASDAQ: MGCD), announced today that Gregg O. Lehman, Ph.D., has resigned as the Company’s Chief Executive Officer, President and member of the Board of Directors, effective May 31, 2014 and has accepted the CEO position with Employee Benefit Solutions, Inc. (“EBS”), a privately-held provider of healthcare cost containment and wellness programs for small and mid-sized employers, which was recently acquired by Pharos Capital in Nashville, TN.

The Board implemented its Executive Succession Plan and announced the promotion of three of its key executives effective June, 1, 2014:

Todd M. Austin, was named Chief Executive Officer. Austin joined MGC Diagnostics in February 2012 and is currently the Company’s Executive Vice President – Global Marketing, Engineering and Corporate Strategy. He is a globally recognized clinical and medical device industry expert and leader with extensive experience, spanning more than 20 years, in product development and marketing, strategic planning, business development, P&L responsibility and clinical consulting. In recent years Austin has provided clinical, strategic and tactical consulting services to senior management for a number of domestic and international healthcare companies, including MGC Diagnostics Corporation.

From 2006 to 2010 Austin was Director of Marketing for CareFusion, a leading, global health care industry company, where his responsibilities included overall marketing operations for respiratory diagnostic products supporting global sales in excess of $200 million annually, while coordinating product launch planning for more than 10 global markets. Prior to CareFusion Austin served as Vice President – U.S. Sales and Marketing for Zurich, Switzerland-based ndd Medical Technologies, a pulmonary diagnostic company. He also served as Group Product Manager for Yorba Linda, California-based VIASYS Healthcare and Customer/Product Support and Applications Manager for Sensor Medics Corporation. Mr. Austin holds a Bachelor of Science degree from Mount Marty College.

Matthew S. Margolies, was named President of the Company. Margolies joined the Company in May of 2012 and is currently MGC Diagnostics Executive Vice President – Global Sales and Service. Margolies has built a career of more than 20 years in the respiratory diagnostics industry. Prior to MGC Diagnostics, Margolies was with Cardinal Health, where he served as Senior Vice President of Sales and Marketing of the company’s Nuclear Pharmacy team.  Prior to Cardinal Health, Margolies worked with CardioNet as Senior Vice President of Sales and Marketing generating substantial growth in CardioNet’s Cardiac Telemetry business. Before CardioNet, Margolies served for four years in a number of positions of increasing responsibility with VIASYS Healthcare, where he ultimately became Division President for the Respiratory Diagnostics group leading the company’s Worldwide Respiratory Diagnostics team. In his role with VIASYS he was responsible for the growth in the Respiratory Diagnostics space that was a component of the $1.6 billion acquisition of VIASYS by Cardinal Health (now CareFusion). From 1993-2004, Margolies held Sales and Marketing leadership roles with Covidien Health / Mallinckrodt Imaging. Margolies holds a bachelor’s degree in Business Administration/Marketing from Ramapo College of New Jersey.

Wesley W. Winnekins, was named Chief Operating Officer of the Company. He is currently Executive Vice President and Chief Financial Officer and will assume the additional responsibilities for Global Operations including manufacturing, regulatory, information technology and human resources and administration. Winnekins has an extensive background in corporate finance and operations in the medical device and fitness industries. Prior to joining MGCD, Winnekins served as Chief Financial Officer of Snap Fitness, Inc., a multi-national franchisor of fitness clubs, from February 2011 to October 2012. Before MGCD, he served as Executive Vice President, Finance and Operations with Health Fitness Corporation from February 2001 to December 2010. Prior to Health Fitness, Winnekins served in finance and management capacities for several public and private health and fitness companies, from October 1987 to February 2001. From May 1985 to October 1987, Mr. Winnekins served in the audit practice at Arthur Andersen. Mr. Winnekins received a Bachelor’s in Business Administration with a major in Accounting from Iowa State University and is a Certified Public Accountant.

MGC Diagnostics Board Chairman Mark Sheffert, said, “Today, we implemented our Executive Succession Plan. We are pleased that the bench strength we have developed over the past few years will move the Company forward to the next level of its development. Todd Austin is widely recognized as a quality medical device executive with a broad skill set and a proven track record of success, both in the U.S. and in international markets. Having worked closely for the past for two years with the outgoing CEO, Todd is the natural successor as CEO of MGC Diagnostics.”

“We are also pleased that our head of global sales, Matt Margolies has accepted the additional responsibilities as President of MGC Diagnostics and that our Chief Financial Officer, Wes Winnekins, will assume the additional duties as the Company’s Chief Operating Officer,” continued Sheffert. “These three executives comprise a strong operating team that has been very instrumental in MGC Diagnostics turnaround and growth in the past two years. They thoroughly understand MGCD’s business, and the challenges in our industry, and the Board has total confidence that they will successfully lead the Company in the continuing execution of its strategic plan.”

“On behalf of the Board, I want to express our thanks and appreciation to Gregg Lehman for his leadership over the past three years, which has resulted in a significant increase in shareholder value during his tenure. Gregg’s accomplishments include rebranding the Company from Angeion to MGCD, instituting a vigorous process of new product development, and establishing a focused sales and marketing approach. His dedication to building a competitive company as well as the next generation of company leaders is a great legacy. We wish Gregg the very best in his new position,” concluded, Mr. Sheffert.

About MGC Diagnostics

MGC Diagnostics Corporation (NASDAQ: MGCD), is a global medical technology company dedicated to cardiorespiratory health solutions. The Company, through its subsidiary Medical Graphics Corporation, develops, manufactures and markets non-invasive diagnostic systems. This portfolio of products provides solutions for disease detection, integrated care, and wellness across the spectrum of cardiorespiratory healthcare. The Company’s products are sold internationally through distributors and in the United States through a direct sales force targeting heart and lung specialists located in hospitals, university-based medical centers, medical clinics, physicians’ offices, pharmaceutical companies, medical device manufacturers, and clinical research organizations (CROs). For more information about MGC Diagnostics, visit www.mgcdiagnostics.com.

Cautionary Statement Regarding Forward Looking Statements

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, MGC Diagnostics Corporation may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans that include the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, the Company claims the protection of the safe harbor for forward−looking statements contained in federal securities laws. These forward-looking statements are subject to a number of factors, risks and uncertainties, including those disclosed in our periodic filings with the SEC, that could cause actual performance, activities or plans after the date the statements are made to differ significantly from those indicated in the forward-looking statements. For a list of these factors¸ see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements,“ in the Company’s Form 10-K for the year ended October 31, 2013, and any updates in subsequent filings on Form 10-Q or Form 8-K under the Securities Exchange Act of 1934.

Contact:	Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
(602) 889-9700
mgcd@lythampartners.com

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